SHAREHOLDER SERVICES AGREEMENT

AGREEMENT made as of the 1st day of June, 2000, by and between AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland Corporation, having its principal office and place of business at One Corporate Drive, Shelton, Connecticut 06484 (the
"Fund"), and AMERICAN SKANDIA FUND SERVICES, INC., a Delaware Corporation, having its principal office and place of business at One Corporate Drive, Shelton, Connecticut 06484 ("ASFS").

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940 that is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the Fund on behalf of the Portfolios has entered into a contract with State Street Bank and Trust Company ("State Street") under which State Street serves as the Portfolios' transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, the Fund desires to appoint ASFS as its agent to provide certain services to shareholders of the Fund and their brokers, including responding to and addressing telephonic inquiries and requests with respect to Portfolio shares, and entering any transactions in Portfolio shares or other account changes resulting from such telephonic requests in the data systems maintained by State Street as the Portfolios' transfer agent, and ASFS desires to accept such appointment; and

WHEREAS, ASFS is registered as a transfer agent under the Securities Exchange Act of 1934;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.         Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the ASFS to act as, and ASFS agrees to act as, shareholder servicing agent for the Fund and its Portfolios.

1.2  ASFS agrees that it will perform the following services:

     (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable, ASFS, and, if necessary, State Street, including procedures for the allocation of the following services among ASFS and State Street, ASFS shall:

                    (i) Receive redemption requests and redemption directions in accordance with the Fund's Articles of Incorporation and By-laws, as amended from time to time, and in accordance with the applicable provisions of its prospectus and Statement of Additional Information, and communicate such requests and directions to State Street;

                    (ii) Process and  communicate  to State Street  transfers of
                         Shares by the registered owners thereof in accordance with the Fund's Articles of Incorporation and By-laws, as amended from time to time, and in accordance with the applicable provisions of its prospectus and Statement of Additional Information, upon receipt of appropriate instructions;

                    (iii)In  respect to the  transactions  in items (i) and (ii)
                         above, ASFS shall accept requests and directions from broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

                    (iv) Process  on  State  Street's  data  systems  any  other transactions or changes that are (and, pursuant to the Registration Statement of the Fund, may be) requested or directed by Fund Shareholders or their brokers telephonically;

                    (v) Establish Accounts for Fund Shareholders on State Street's data systems;

                    (vi) Process on State Street's data systems  transactions or changes submitted in writing that do not require the receipt or processing of Shareholder funds;

                    (vii)Advise  the  Fund  and  its   Shareholders  as  to  the
                         foregoing; and

            (b) ASFS shall provide additional services on behalf of the Fund which may be agreed upon in writing from time to time between the Fund and ASFS.

2.         Fees and Expenses

2.1 For the performance by ASFS pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay ASFS such fees as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and ASFS.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse ASFS for out-of-pocket expenses, including but not limited to postage, telephone, microfilm, microfiche, records storage, or advances incurred by ASFS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by ASFS at the request or with the written consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

3.   Representations and Warranties of ASFS

ASFS represents and warrants to the Fund that:

3.1 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

3.2 It is duly qualified to carry on its business in all jurisdictions in which such qualification is required.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations and Warranties of the Fund

The Fund represents and warrants to ASFS that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland

4.2 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.3 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.   Data Access and Proprietary Information

5.1 The Fund and ASFS acknowledge that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by State Street as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by State Street on data bases under the control and ownership of State Street or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to State Street or other third party. In no event shall Proprietary Information be deemed Customer Data. Each party agrees to treat all Proprietary Information as proprietary to State Street and further agrees that it shall not voluntarily divulge any Proprietary Information to any person or organization except as may be provided hereunder or as may be required by law. Without limiting the foregoing, each party agrees for itself and its employees and agents:

     (a) to access Customer Data solely from locations as may be designated in writing by State Street and solely in accordance with State Street's applicable user documentation;

     (b) to refrain from copying or duplicating in any way the Proprietary Information;

     (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform State Street in a timely manner of such fact and dispose of such information in accordance with the State Street's instructions;

     (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of State Street;

     (e) that the Fund and ASFS shall have access only to those authorized transactions agreed upon between the Fund and State Street;

     (f) to honor all reasonable written requests made by State Street to protect at State Street's expense the rights of State Street in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive termination of this Agreement.

5.2 If ASFS notifies the Fund that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Fund shall notify State Street of such failure and, to the extent practicable, assert its contractual rights in an effort to have failure corrected by State Street.

5.3 ASFS and the Fund acknowledge that State Street is entitled to rely on the validity and authenticity of electronic instructions provided by ASFS or the Fund to State Street in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the State Street from time to time.

6.   Indemnification

6.1 ASFS shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold ASFS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of ASFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

     (b) Any breach of any representation or warranty of the Fund hereunder involving lack of good faith, negligence or willful misconduct by the Fund or its agents other than ASFS.

     (c) The reliance on or use by ASFS or its agents or subcontractors of information, records, documents or services which (i) are received by ASFS or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund.

     (d) The reliance on, or the carrying out by ASFS or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.2 At any time ASFS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ASFS under this Agreement, and ASFS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ASFS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents, reasonably believed to be genuine, provided to ASFS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

6.3 In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify ASFS, ASFS shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with ASFS in the defense of such claim or to defend against said claim in its own name or in the name of ASFS. ASFS shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify ASFS except with the Fund's prior written consent.

7.   Standard of Care

7.1 ASFS shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but shall be liable for loss or damage due to errors only if said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees and otherwise shall not be held responsible or liable.

7.2 If the Fund suffers a loss for which ASFS is liable under section 8.1 hereunder ASFS's obligation to the Fund shall include the Fund's counsel fees and expenses directly arising out of or attributable to such liability.

8.         Covenants of the Fund and ASFS

8.1 The Fund shall on behalf of each of the Portfolios promptly furnish to ASFS the following:

     (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of ASFS and the execution and delivery of this Agreement.

     (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

8.2 ASFS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
     Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, ASFS agrees that all such records prepared or maintained by ASFS relating to the services to be performed by ASFS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

8.3 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

8.4 In case of any requests or demands for the inspection of the Shareholder records of the Fund, ASFS will use its best efforts to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. ASFS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.         Termination of Agreement

9.1  This  Agreement may be  terminated by either party upon one hundred  twenty
     (120) days written notice to the other.

9.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, ASFS reserves the right to charge for any other reasonable expenses associated with such termination.

10.  Additional Funds

     In the event that the Fund establishes one or more series of Shares in addition to the Portfolios with respect to which it desires to have ASFS render services as transfer agent under the terms hereof, it shall so notify ASFS in writing at least forty-five (45) days prior to the anticipated effective date of the new series, and unless ASFS responds in writing within thirty (30) days of such anticipated effective date that it does not wish to provide such services, such series of Shares shall become a Portfolio hereunder.

11.  Assignment

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.  Amendment

     This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

13.        Connecticut Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Connecticut.

14.        Force Majeure

     In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.        Consequential Damages

     Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.        Merger of Agreement

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.        Counterparts

     This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18.        Reproduction of Documents

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                          AMERICAN SKANDIA ADVISOR FUNDS, INC.



                                          BY:

ATTEST:

                                          AMERICAN SKANDIA FUND SERVICES, INC.




                                          BY:

ATTEST:

          American Skandia Advisor Funds/American Skandia Fund Services
                         Shareholder Servicing Agreement

                              Initial Fee Schedule

New Account Set-up                                                   $5.00/each
Manual Transactions                                                  $1.50/each
Telephone Calls                                                      $2.50/each
Correspondence                                                       $1.50/each